UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 East Commerce Drive, Suite A, Schaumburg, Illinois 60173

(Address of Principal Executive Offices, Including Zip Code)

(630) 872-5800

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Units Offering

On January 19, 2007, Capital Growth Systems, Inc., a Florida corporation (the “Company”) closed on an equity funding of $15,869,429 toward the issuance of Units comprised of 15,869.59 shares of Series AA Preferred Stock (convertible into Common Stock at $0.45 per Share) and warrants to purchase an additional 15,869.59 shares of Series AA Preferred Stock. Each Unit was priced at $1,000 comprised of: (i) one share of Series AA Preferred Stock; (ii) one warrant to purchase one half share of Series AA Preferred Stock at $1,000 per share expiring December 31, 2008 (“Two Year Warrant); and (ii) one warrant to purchase one half share of Series AA Preferred Stock at $1,444.44 per share, expiring December 31, 2009 (Three Year Warrant). The Company presently lacks sufficient authorized Common Stock to issue the Common Stock underlying the Series AA Preferred Stock, and has covenanted to the Units purchasers to use good faith efforts to subsequently hold an annual meeting of shareholders to seek the authorization of not less than 200,000,000 shares of Common Stock. The Series AA Preferred Stock by its terms will automatically convert to Common Stock upon the filing of such an amendment. The Series AA Preferred Stock also contains certain weighted average anti-dilution rights in the event that there are any issuances of capital stock or rights to acquire capital stock (other than certain exempted transactions) at a price of below $0.45 per share (on an as converted to Common Stock basis in the event the issuance is of a security other than Common Stock). The Company filed a Certificate of Designations and Preferences authorizing the issuance of up to 120,000 shares of Series AA Preferred Stock (convertible into up to 266,664,000 shares of Common Stock, subject to adjustment as noted above) on December 29, 2006 with the Florida Secretary of State, the form of which is attached as Exhibit 3.1 to this 8-K. Additionally, a copy of each of the form Two Year Warrant and form Three Year Warrant is attached to this 8-K as Exhibits 4.1 and 4.2, respectively.

The 15,869.59 shares of Series AA Preferred Stock issued as part of the Units may be converted into an aggregate of 35,265,399 shares of Common Stock. On an as-converted basis, the Two Year Warrants issued as part of the Units may be exercised to purchase an aggregate of 17,632,700 shares of Common Stock exercisable at $0.45 per share, and the Three Year Warrants may be exercised to purchase an aggregate of 17,632,699 shares of Common Stock exercisable at $0.65 per share, assuming the anti-dilution protection described above is not triggered.

The Company also entered into a Registration Rights Agreement with the Units purchasers which obligates the Company to file a registration statement to register the shares of Common Stock underlying the Units within 90 days following the termination of the Units offering and to cause the registration statement to be declared effective no later than 180 days following the date of termination of the offering. There is a penalty of 1% of the purchase price of the Units per month for each month that the Company is late in the initial filing or the declaration of effectiveness of the registration statement, subject to a cap of 12% in the aggregate of the original Units' purchase price, and with the penalty to be payable in Common Stock issuable based upon the 10 days' average trading value of the Company’s shares of Common Stock for the applicable period. The Two Year Warrants and Three Year Warrants are exercisable only by payment of cash, however, in the event of delays in the registration of the shares of Common Stock underlying the Warrants, the Warrants require the Company to modify the terms of the warrants to either: (i) extend the outside date for the warrants to a year following the date of declaration of effectiveness of a registration statement with respect to the shares underlying the warrants, or (ii) modify the exercise rights under the warrants to be cashless.

In connection with the placement of the Units the Company also agreed to issue a warrant to purchase an additional 928.373 Units to a placement agent in connection with the Units offering. The warrant if fully executed would result in the issuance (on an as converted to Common Stock basis) of an additional 2,063,030 shares of Common Stock, a Two Year Warrant to purchase 1,031,515 shares of Common Stock and a Three Year Warrant to purchase 1,031,515 shares of Common Stock (exercisable at $0.45 and $0.65 per share, respectively).

Senior Secured Facility

On January 19, 2007, the Company closed the initial funding of $7,020,650 of borrowings on an 18 month $12,000,000 Senior Secured Facility issued to the Company by Hilco Financial, LLC. The Credit Agreement for the facility names the Company and its Magenta netLogic, Limited subsidiary as guarantors of the facility, and the Company’s remaining active subsidiaries, namely 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Nexvu Technologies, LLC, Frontrunner Network Systems Corporation, Centrepath, Inc. and Global Capacity Group, Inc., as co-borrowers. The Credit Agreement provides for a term loan of $6,500,000 plus up to $5,500,000 of borrowing availability based upon an advance rate of 85% against eligible accounts receivable. It requires the payment of interest on a monthly basis at the greater of 15% per annum or prime plus 7%, and has a $250,000 prepayment penalty until the last 30 days of the facility. There is a $3,000 per month collateral management fee, a 0.5% per month unused line fee and an obligation to reimburse the lender for costs incurred by it in connection with the original issuance and ongoing administration of the facility. Further, the Company agreed to pay Hilco a fee of 5% of the maximum amount of the facility, with one half funded on the closing date and the second half due six months following the closing. The Company also paid a fee of $250,000 to a placement agent in connection with the placement of the facility.

The Senior Secured Facility is secured by a blanket lien on all of the Company’s assets and all of the assets of the Company’s subsidiaries. Additionally, the Company pledged all of the capital stock or limited liability company interests of each of the Company’s subsidiaries as additional collateral. The Credit Agreement prohibits junior encumbrances on the Company’s assets with the exception of the Junior Secured Facility (discussed herein) and certain permitted purchase money security interests. The Credit Agreement includes a covenant limiting the Company’s capital expenditures and the parties have agreed to establish additional loan covenants post closing. The Credit Agreement contains numerous affirmative and negative covenants customary for facilities of this nature, as well as certain post closing obligations, and is attached as Exhibit 4.3 to this Form 8-K.

In connection with the Senior Secured Facility, on January 19, 2007, the Company issued to Hilco two warrants to purchase an aggregate of 1,125.01125 shares of Series AA Preferred Stock (2,500,000 shares of Common Stock on an as converted to Common Stock basis, or 1,250,000 shares of Common Stock per warrant). Warrants with respect to one half of the shares are exercisable on or before December 31, 2008 at an exercise price equal to $0.45 per share of Common Stock on an as-converted basis and warrants with respect to the one half of the shares are exercisable on or before December 31, 2009 at an exercise price equal to $0.65 per share of Common Stock on an as-converted basis. The warrants issued as part of the Senior Secured Facility are subject to similar extension and registration rights as those granted to the purchasers in the Units offering described above.

Junior Secured Facility

On January 19, 2007 the Company entered into an agreement with a number of individuals and entities for the establishment of a Junior Secured Facility which permits the funding of up to $10,000,000 of original principal amount of advances. At the closing, an initial $5,888,438 of funds was provided pursuant to the facility and on January 22, 2007 an additional $500,000 was added to the facility, bringing the aggregate principal amount of the facility to $6,388,438. All but $1,000,000 of the funding of the facility to date was provided by the exchange of existing bridge loans for the issuance of new notes with respect to the facility (valued dollar for dollar against outstanding principal plus accrued interest of the bridge loans; this included a bridge loan of $500,000 plus accrued interest funded to the Company by its chief executive officer). The facility has a two year term accruing simple interest at 12% per annum, with all principal and interest due on maturity. No points or fees were payable by the Company in connection with the issuance of the facility. A copy of the Note Purchase Agreement for the Junior Secured Facility is attached to this 8-K as Exhibit 4.4.

The original principal amount of each note issued pursuant to the Junior Secured Facility is convertible at the holder's option into Series AA Preferred Stock (or following its conversion to Common Stock, then the conversion feature relates to Common Stock) at a price per share equal to a 20% discount to the average ten day trading average for the Company’s Common Stock as of the day immediately preceding the date of conversion, subject to a floor of $0.65 per share and a ceiling of $1.25 per share (subject to adjustment to account for stock splits and certain other extraordinary corporate circumstances). Based upon the foregoing range and assuming no more advances on the facility than those presently in effect, this equates to a minimum of 5,110,751 shares of Common Stock (on an as converted basis) in the event the Company’s stock value as computed per the above formula is at or above the $1.25 per share ceiling price, and a maximum of 9,828,367 shares of Common Stock (on an as converted basis) issuable in the event the Company’s stock value as computed per the above formula is at or below the $0.65 floor price.

In connection with the funding of Junior Secured Facility, each lender was issued a warrant to purchase up to 67.500675 shares of Series AA Preferred Stock for each $100,000 of monies advanced, which represents 150,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share and expiring December 31, 2009. To date, an aggregate of 9,582,658 shares of Common Stock are issuable pursuant to the warrants (on an as converted to Common Stock basis). The warrants issued as part of the Junior Secured Facility are subject to similar extension and registration rights as those granted to the purchasers in the Units offering described above.

The Junior Secured Facility is secured by a junior lien on the Company’s assets and the assets of its subsidiaries, which is expressly contractually subordinated to the Senior Secured Facility and any refinancing of that facility.

Item 3.02 Unregistered Sales of Equity Securities

With respect to each issuance outlined in this Item 3.02, unless otherwise stated, the Company relied upon exemptions contained in Regulation D promulgated under the Securities Act of 1933, as amended, to make such issuance.

Units Offering

On January 19, 2007, the Company closed on an equity funding of $15,869,429 toward the issuance of Units comprised of 15,869.59 shares of Series AA Preferred Stock (convertible into Common Stock at $0.45 per share) and warrants to purchase an additional 15,869.59 shares of Series AA Preferred Stock. For a detailed description of the terms of the Units offering, see Item 1.01 Entry Into a Definitive Material Agreement - Units Offering, above.

Senior Secured Facility

In connection with the Senior Secured Facility, on January 19, 2007, the Company issued to Hilco two warrants to purchase an aggregate of 1,125.01125 shares of Series AA Preferred Stock (2,500,000 shares of Common Stock on an as converted to Common Stock basis). For a description of the terms of the warrants, see Item 1.01 Entry into a Definitive Material Agreement - Senior Secured Facility, above.

Junior Secured Facility

In connection with the funding of Junior Secured Facility, each lender under that facility was issued a warrant to purchase up to 67.500675 shares of Series AA Preferred Stock for each $100,000 of monies advanced, which represents 150,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share and expiring December 31, 2009. For a description of the terms of the warrants, see Item 1.01 Entry into a Definitive Material Agreement - Junior Secured Facility, above.

Payoff of 20/20 Bridge Loan

In connection with the payoff of the 20/20 Bridge Loan, as described in Item 8.01 Other Events - 20/20 Bridge Loan, below, the holders of the 20/20 Bridge Loan Notes were issued warrants to purchase Series A Preferred Stock at the rate of 37,500 shares for each $100,000 of funds advanced (2,245,263 shares of Common Stock on an as converted basis), exercisable on or before December 31, 2011, at $1,000 per share ($0.45 per share on an as converted to Common Stock basis). The warrants issued pursuant to this facility are callable 30 days following the delivery of a call notice after achievement of a price of at least $4.00 per share and the effectiveness of a registration statement with respect to the shares underlying the warrants.

Payoff of CentrePath Bridge Loan. In connection with the payoff of the CentrePath Bridge loan, as described in Item 8.01 Other Events - CentrePath Bridge Loan, below, the Company issued warrants to purchase 1,766.2676 shares of Series AA Preferred Stock (representing 3,925,000 shares of Common Stock on an as converted to Common Stock basis), exercisable on or before December 31, 2009, at $1000 per share ($0.45 per share on an as converted to Common Stock basis).

Payoff of Global Bridge Loan. In connection with the payoff of the Global Bridge Loan, as described in Item 8.01 Other Events - Global Bridge Loan, below, the Company issued warrants to purchase 1057.5106 shares of Series AA Preferred Stock (representing 2,350,000 shares of Common Stock on an as converted to Common Stock basis), exercisable on or before December 31, 2009, at $1000 per share ($0.45 per share on an as converted to Common Stock basis).

Payoff of Mandatory Notes. In connection with the payoff of the Mandatory Notes, as described in Item 8.01 Other Events - Mandatory Notes, below, each Mandatory Note holder was issued a warrant which is exercisable for 330.69 (rounded) shares of Series AA Preferred Stock, representing 20,000 shares of Common Stock (on an as converted to Common Stock basis) or 734,861 shares of Common Stock in the aggregate. The warrants associated with this issuance are exercisable at $0.45 per share on an as converted to Common Stock basis, expire on December 31, 2011 and are callable by the Company in the same manner as the call provisions with respect to the warrants issued to persons funding the 20/20 Bridge Loans.

Payoff of DTD Investments Loan. In connection with the payoff of the DTD Investments, LLC loan, as described in Item 8.01 Other Events - DTD Investments, LLC, below, the Company delivered a warrant to purchase 135.00135 shares of Series AA Preferred Stock at $1,000 per share (i.e., 300,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share) and expiring December 31, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 24, 2007 each of Lee Wiskowski and Douglas Stukel, vice presidents and former co-chief executive officers of the Company, agreed to resign as employees and officers of the Company and have received a severance payment of $50,000 each. They continue to serve on the Board of Directors of the Company.

Item 8.01 Other Events

Payoff of Bridge Loans

The Company had previously entered into a series of bridge loans as summarized below, all of which were paid off in connection with the funding of the Senior Secured Facility through January 22, 2007. These bridge loans included the following (all of the warrants issued in connection with these loans have registration rights comparable to those with respect to the Units offering):

20/20 Bridge Loan. The Company had borrowed $5,987,367 in original principal amount of monies simultaneous with or shortly following its purchase of 20/20 Technologies, Inc., which loans had been secured by a blanket lien on the assets of 20/20. The principal and accrued interest with respect to these loans was either paid off or rolled into the purchase Units per the Units offering on January 19, 2007. The holders of these notes were issued warrants to purchase Series A Preferred Stock which is the functional equivalent of the Series AA Preferred Stock and which are convertible into Common Stock at the rate of 37,500 shares for each $100,000 of funds advanced (2,245,263 shares of Common Stock on an as converted basis), exercisable on or before December 31, 2011, at $1,000 per share ($0.45 per share on an as converted to Common Stock basis), subject to the call provision as discussed in “Payoff of 20/20 Bridge Loan,” as discussed in Section 3.02 above.

Centrepath Bridge Loan. The Company had borrowed $7,850,000 in original principal amount in November, 2007 with $6,750,000 of the proceeds used toward the purchase of Centrepath, and the balance of the proceeds used for working capital, which loans were secured by the stock and assets of CentrePath. The principal and accrued interest with respect to these loans was either paid off or rolled into the purchase of Units per the Units offering on January 19, 2007. In connection with the funding of this loan the Company issued warrants to purchase 1,766.2676 shares of Series AA Preferred Stock (representing 3,925,000 shares of Common Stock on an as converted to Common Stock basis), exercisable on or before December 31, 2009, at $1000 per share ($0.45 per share on an as converted to Common Stock basis).

Global Bridge Loan. The Company had borrowed $4,700,000 in original principal amount in December, 2007, which proceeds were (together with an additional $500,000 provided from working capital) used toward the purchase of Global Capacity. The principal and accrued interest with respect to these loans was secured by the stock of Global Capacity. The principal and accrued interest with respect to these loans was either paid off or rolled into the purchase of Units per the Units offering on January 19, 2007. In connection with the funding of this loan the Company issued warrants to purchase 1,057.5106 shares of Series AA Preferred Stock (representing 2,350,000 shares of Common Stock on an as converted to Common Stock basis), exercisable on or before December 31, 2009, at $1,000 per share ($0.45 per share on an as converted to Common Stock basis).

Mandatory Notes. The Company issued an aggregate of $3,664,342 of Mandatory Notes through January 19, 2007, which by their terms were automatically converted to Units on the initial closing of the Units offering including interest. In addition, each Mandatory Note holder was issued a warrant which is exercisable for 330.69 (rounded) shares of Series AA Preferred Stock, representing 20,000 shares of Common Stock (on an as converted to Common Stock basis) or 734,861 shares of Common Stock in the aggregate. The warrants associated with this issuance are exercisable at $0.45 per share on an as converted to Common Stock basis, expire on December 31, 2001 and are callable by the Company in the manner discussed in “Mandatory Notes” above in Section 3.02.

DTD Investments, LLC. In November, 2006 the Company borrowed $450,000 from DTD Investments, LLC and secured the loan with a collateral pledge of the Company’s contract with CNT Telecom Services, Inc. The loan called for no base interest, but did call for the payment of participation interest anticipated to total $470,000, based upon anticipated collections under the contract over the period from the funding of the loan through December 31, 2007. On January 19, 2007 the Company paid off this loan in full by payment of the balance of the original principal amount owing plus an additional $125,000 and delivery of a warrant to purchase 135.00135 shares of Series AA Preferred Stock at $1,000 per share (i.e., 300,000 shares of Common Stock on an as converted basis, exercisable at $0.45 per share) and expiring December 31, 2008.

Unsecured Loans. In connection with the Company’s acquisition of 20/20 Technologies, Inc., there remained unsecured loans with an original principal amount of $1,610,000 outstanding. In connection with the funding of the Senior Secured Facility, the Company paid off all but one of these loans ($60,000 original principal amount), to the extent the holders of the loans did not elect to convert the principal and accrued interest thereon to equity.

Creditor Waiver Agreements. In connection with the Company’s purchase of 20/20 Technologies, Inc. there were two outstanding agreements with creditors of 20/20 Technologies and its subsidiaries, calling for the accrual of these liabilities at 8% simple interest and the payoff of the principal in eight quarterly installments, plus a prepayment of 10% of the original principal amount of the obligations upon the Company raising $10,000,000 of equity and a second comparable prepayment upon the Company raising an additional $10,000,000. From the date of the closing of the Senior Secured Facility through the date of this Form 8-K, the Company has met the obligations under the agreements, leaving a remaining unpaid principal balance of $967,080 with respect to these loans.

The Company has a third such agreement, dated September 8, 2006, calling for aggregate payments of $45,780 plus 8% interest, and has not yet funded payment on such agreement, due to failure of the recipient to deliver a partial payoff letter to date.

Item 9.01 Financial Statements and Exhibits

(b)	Exhibits

3.1	Certificate of Designations and Preferences authorizing the issuance of up to 120,000 shares of Series AA Preferred Stock

4.1	Form Two Year Warrant

4.2	Form Three Year Warrant

4.3
Credit Agreement, dated January 19, 2007, by and among 20/20 Technologies, Inc., 20/20 Technologies I, LLC, CentrePath, Inc., Frontrunner Network Systems, Corp., Global Capacity Group, Inc. and Nexvu Technologies, LLC as Borrowers; Capital Growth Systems, Inc. and Magenta NetLogic Limited as Guarantors; and Capital Growth Systems, Inc. as Funds Administrator and Hilco Financial, LLC, as Lender.

4.4
Term Note Purchase Agreement, by and among Capital Growth Systems, Inc., a Florida corporation (“Company”), each of the following subsidiaries of Company (individually a “Co-Borrower” and collectively, the “Co-Borrowers”): 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Magenta NetLogic, Limited, Frontrunner Network Services Corp., CentrePath, Inc. and Global Capacity Group, Inc.

99.1	Press Release dated January 22, 2007, Announcing $30.8 million of Debt and Equity Capitalization

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC. /s/ Derry L. Behm By: Derry L. Behm Its: Chief Financial and Accounting Officer

Dated: January 25, 2007